U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DARWIN RESOURCES CORP.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0438502 (I.R.S. Employer Identification Number)

455 - 5525 West Boulevard Vancouver, B.C., Canada	V6M 3W6
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-669-9740

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ❒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	2,118,500 shares	$0.25	$529,625	$67.11
(1) This price was arbitrarily determined by Darwin Resources Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd.
Las Vegas, NV 89102
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated February 25, 2005

PROSPECTUS
DARWIN RESOURCES CORP
2,118,500
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.25 per share. This offering will expire on October 31, 2005 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.25	None	$0.25
Total	$529,625	None	$529,625

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7 - 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 25, 2005

Page
Summary	4
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business will fail	7
Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	7
Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business	7
Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	8
Because of the unique difficulties and uncertainties inherent in mineral exploration and the commercial production business, we face a high risk of business failure	8
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability	9
Because access to the Rustyiron mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts	9
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9
Because our president, Mr. Robert Ferguson, owns 71.05% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Ferguson are inconsistent with the best interests of other stockholders	9
Risks Related To Legal Uncertainty	10
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	10
Because the Province of British Columbia owns the land covered by the Rustyiron mineral claims and Native land claims might affect the title to the mineral claims or to British Columbia’s title of the property, our business plan may fail	10
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	11
Forward-Looking Statements	11
Use of Proceeds	12

Summary

Darwin Resources Corp.

We are in the business of mineral exploration. On February 7, 2005, we entered into a Property Option Agreement and paid $1,979 to acquire an option to purchase an 85% interest in the Iron 1 mineral claims consisting of 17 cells including 9 cells of the former Rusty 1 to 4 mineral claims and 8 newly stake, adjoining cells. We refer to these mineral claims as the Rustyiron mineral claims. Our option on this property is currently unexercised. We acquired the Rustyiron mineral claims option based upon a geological report prepared by Mr. Barry J. Price, MSc., P. Geo. of B.J. Price Geological Consultants Inc. The Property Option Agreement was entered into by our wholly owned subsidiary, DEL Explorations Ltd. We refer to our subsidiary as DEL. The owner of the Rustyiron mineral claims is Mr. William A. Howell. Mr. Howell is our operator of the property and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures. The Rustyiron mineral claims are located near the town of Merrit in the Nicola Mining Division of the Province of British Columbia. We have expended approximately $3,978 in connection with our acquisition of an option on the Rustyiron mineral claims.

Under the terms of the Property Option Agreement, Mr. William A. Howell is the operator and will oversee the initial phases of the mineral exploration project conducted on the Rustyiron mineral claims. The Property Option Agreement, obligates us to incur exploration expenditures of $4,000 on the first phase exploration program, which must be completed prior to December 31, 2005. In the event that we do not exercise our option, we will have no interest in the Rustyiron mineral claims and will not be entitled to receive back any of the monies spent to maintain the option.

We have not commenced our planned exploration program. Prior to acquiring our option on the Rustyiron mineral claims, we incorporated a wholly owned subsidiary, DEL Exploration Ltd., a British Columbia corporation. Our subsidiary, which we refer to as DEL, was formed for the purpose of carrying out our mineral exploration program.

Our plan of operations is to conduct mineral exploration activities on the Rustyiron mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper, lead/zinc, gold and other metallic minerals. We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the Rustyiron mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Rustyiron mineral claims.

Prior to acquiring an option to acquire the Rustyiron mineral claims, we retained the services B.J. Price Geological Consultants Inc., a firm of professional consulting geologists. Our consultant prepared a geological report for us on the mineral exploration potential of the claims. Included in this report is a recommended initial exploration program with a budget of $4,000. Exploration costs are billed to us in Canadian dollars, but the Company will pay those costs in U.S. dollars. The value of Canadian dollars when converted into U.S. currency fluctuates. All dollar amounts provided in this prospectus are stated or quantified in U.S. currency. The dollar amounts provided in this prospectus assume of conversion price $0.80 U.S. dollars to every $1.00 in Canadian dollars.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the Rustyiron mineral claims.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the Rustyiron mineral claims. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of January 31, 2005, we had $105,717 cash on hand and liabilities in the amount of $8,375. Accordingly, our working capital position as of January 31, 2005 was $97,342. Since our inception through January 31, 2005, we have incurred a net loss of $9,083. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through both of our Phase I exploration program and the first portion or our Phase II exploration program. Under the terms of the Property Option Agreement, Phase I of the exploration program must be completed by December 31, 2005 and Phase II of the exploration program must be completed by December 31, 2006. Our working capital may not be sufficient to enable us to perform exploration phases beyond these first two geological exploration programs on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

Our fiscal year ended is January 31.

We were incorporated on October 21, 2004, under the laws of the state of Nevada. Our principal offices are located at 455 - 5525 West Boulevard, Vancouver, B.C., V6M 3W6, Canada. Our phone number is 604-669-9740 and our facsimile number is 604-681-6329.

The Offering

Securities Being Offered	Up to 2,118,500 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.25 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issues and to be Issued
7,318,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception October 21, 2004, to our first fiscal year ended January 31, 2005, (Audited).
Cash	$ 105,717
Total Assets	$ 105,717
Liabilities	$ 8,375
Total Stockholder’s Equity	$ 97,342

Statement of Loss and Deficit	From inception October 21, 2004, to our first fiscal year ended January 31, 2005 (Audited).
Revenue	$ 0
Loss for the Period	$ 9,083

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail.

For the next year of operations, our current operating funds should be sufficient to cover Phase I of our planned exploration program, and the first portion of our Phase II exploration program of similar scope as well as providing funds for anticipated operating overheads, professional fees and regulatory filing fees. In order for us to perform any further exploration or extensive testing beyond these first two exploration programs, we will need to obtain additional financing. As of January 31, 2005, we had cash in the amount of $105,717. We currently do not have any operations and we have no income. Our business plan calls for significant exploration expenses. We have sufficient funds to carry out our Phase I exploration program and, if warranted, the first portion of a Phase II follow-up program of a similar cost on the Rustyiron mineral claims. We will also require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade and we exercise our option, we will require additional funds in order to place the Rustyiron mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, lead, zinc, gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $9,083 for the period from October 21, 2004, our inception, to January 31, 2005, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration on mineral claims for which we acquired an option. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on October 21, 2004, and to date have been involved primarily in organizational activities, the acquisition of an option to purchase an interest in mineral claims and obtaining independent consulting geologist’s report on these mineral claims. We have not earned any revenues as of the date of this prospectus.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Robert Ferguson, our president and director, does not have formal training as a geologist or an engineer. Additionally, Mr. Ferguson has never managed a company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Ferguson’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist that requires him to review all of the results from the exploration work performed upon the mineral claims that we have an option to purchase and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. We have a verbal agreement with a firm that provides us with office space, telephone answering and secretarial services. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because access to the Rustyiron mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts.

Access to the Rustyiron mineral claim may be restricted through some of the year due to weather in the area. The property is in south-central British Columbia. The terrain is mountainous and the elevation of the Rustyiron mineral claims is approximately 5,000 feet above sea level. Access to the property from the end of paved roads is approximately 4.5 miles by a gravel road. These roads are best traveled by four wheel drive vehicles. During the winter months heavy snowfall can make it difficult if not impossible to undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. The most efficient time for us to conduct our work programs is during May through November. These limitations can result in significant delays in exploration efforts, as well as production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Ferguson, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. If the demands of our business require the full business time of Mr. Ferguson, it is possible that Mr. Ferguson may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Robert Ferguson, owns 71.05% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Ferguson are inconsistent with the best interests of other stockholders.

Mr. Ferguson is our president, chief financial officer and sole director. He owns approximately 71.05% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Ferguson may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Because the Province of British Columbia owns the land covered by the Rustyiron mineral claims and Native land claims might affect the title to the mineral claims or to British Columbia’s title of the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Rustyiron mineral claims. Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Rustyiron mineral claims, we may unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,118,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 28.95% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.25 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,118,500 shares of common stock offered through this prospectus. The shares include the following:

a.	2,112,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 29, 2004;
b.	6,500 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on January 29, 2005.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of February 25, 2005 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,318,500 shares of common stock outstanding on February 25, 2005.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mr. Marshal Ambrose 11034 83 Ave Delta, B.C. V4C 2G2	100	100	Nil	Nil
Ms. Cynthia Baker 307-38865 Bucklayale Squamish, B.C. VON 3G0	100	100	Nil	Nil
Ms. Carolina Bernardi 2918 Woodland Drive Vancouver B.C. V5N 3R1	200	200	Nil	Nil
Ms. Isabella Burtini 3535 Brighton Ave Burnaby, B.C. V5A 3H3	500	500	Nil	Nil
Mr. Gerorge W Butterworth 737 Burley Drive West Vancouver, B.C. V7T 1Z6	100	100	Nil	Nil
Ms. Arlene Divinagracia Castro P.O. Box 1658 Squamish, B.C. V0N 3G0	100	100	Nil	Nil

Ms. Maria Concepcion Coccia 2740 East 4th Ave Vancouver, B.C. V5M 1K6	300	300	Nil	Nil
Mr. Andrew John Cooper P.O. Box 1225 Garibaldi Highland, B.C. V0N 1T0	300	300	Nil	Nil
Ms. Janice Katherine Cooper P.O. Box 1225 Garibaldi Highland, B.C. V0N 1T0	400	400	Nil	Nil
Mr. Steven Cozine 600-535 Thurlow Street Vancouver, B.C. V6E 3L2	100	100	Nil	Nil
Ms. Corri Diane Donald P.O. Box 842 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Mr. Allan Benjamin Dupasquier P.O. Box 2523 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Mr. Terry Frado 788 East 21 Street Vancouver B.C. V5V 1S1	200	200	Nil	Nil
Ms. Lara Faye Lois Gulliman P.O. Box 1017 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil

Mr. Stanley Donald Gulliman P.O. Box 1017 Garibaldi Highland, B.C. V0N 1T0	300	300	Nil	Nil
Ms. Stacey Kemp 642 Haywood Street Pentiction B.C. V2A 4W7	348,000	348,000	Nil	Nil
Mr. John Secord Lampman 620-800 West Pender Street Vancouver B.C. V6C 2V6	100	100	Nil	Nil
Mr. Ben Larsen Box 777 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Ms. Debra LeBlanc P.O. Box 3816 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Mr. Keith LeBrun 4949 Laurel Street Vancouver B.C. V5G 1M8	360,000	360,000	Nil	Nil
Ms. Leeta Liepins 505-1755 Robson Street Vancouver B.C. V6G 3B7	100	100	Nil	Nil
Mr. Andrew Male 1507- 1050 Burrard Street Vancouver B.C. V6Z 2S3	100	100	Nil	Nil

Ms. Lynda Joy Maximenko Box 3207 Garibaldi Highland, B.C. V0N 1T0	352,000	352,000	Nil	Nil
Mr. Douglas McLean Unit 1- 7288 Niel Street Vancouver B.C. V6P3N7	100	100	Nil	Nil
Ms. Linda M. Megalos 884 East 57th Ave Vancouver B.C. V5X 1T5	300	300	Nil	Nil
Mr. Peter Moore 725 East 59th Ave Vancouver B.C. V5X 1Y5	348,000	348,000	Nil	Nil
Mr. John Everett Nagel P.O. Box 3289 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Ms. Mavis Rose Newman P.O. Box 2011 Squamish, B.C. V0N 3G0	100	100	Nil	Nil
Ms. Sarah Brigitle Orlowski P.O. Box 3289 Garibaldi Highland, B.C. V0N 1T0	200	200	Nil	Nil
Ms. Margaret Joan Pavle 11034 83rd Ave. North Delta, B.C. V4C 2G2	100	100	Nil	Nil

Mr. Cary Sydney Powell 4085 McGill Street Burnaby, B.C. V5C 1M6	100	100	Nil	Nil
Ms. Jennifer Georgina Powell 4085 McGill Street Burnaby, B.C. V6C 1M6	100	100	Nil	Nil
Mr. Victor Puchmayr Jr. P.O. Box 79 Brackendale, B.C. VON 1H0	100	100	Nil	Nil
Mr. Micheal Aniello Quatrano 4969 Laurel Street Burnaby, B.C. V5G 1M8	100	100	Nil	Nil
Ms. Susan Joanne Ramsay P.O. Box 482 Brackendale, B.C. V0N 1H0	200	200	Nil	Nil
Mr. Colin Richard Rintoul 2062 Mannering Ave Vancouver B.C. V5N 3C3	300	300	Nil	Nil
Mr. Brian Roberts 936 west 14th Ave Vancouver B.C. V5Z 1K4	100	100	Nil	Nil
Mr. James Doug Ross P.O. Box 482 Brackendale, B.C. V0N 1H0	100	100	Nil	Nil
Mr. Kelly James Roy P.O. Box 1658 Squamish, B.C. V0N 3G0	100	100	Nil	Nil

Ms. Tracy Irene Seille P.O. Box 31 Brackendale, B.C. V0N 1HO	100	100	Nil	Nil
Mr. Evan Seys 2108-1288 West Cordova Vancouver B.C. V6C 3R3	352,000	352,000	Nil	Nil
Ms. Joan Sheret 15423 Victoria Ave White Rock, B.C. V4B 1H4	352,000	352,000	Nil	Nil
Ms. Karen Eileen Shewfelt P.O. Box 532 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Mr. David Anthony Oscar Tweet P.O. Box 3257 Garibaldi Highland, B.C. VON 1T0	400	400	Nil	Nil
Mr. Adam P Young 6130 Eastmont Dr. West Vancouver, B.C. V7W 1L3	100	100	Nil	Nil
Mr. Ed Zablotny 2507 Jones Ave North Vancouver, B.C. V7N 3V2	100	100	Nil	Nil
Ms. Sandra Jean Zuffa 14843 87 Ave Surrey, B.C. V3C 7R5	100	100	Nil	Nil
Mr. Cary Sydney Powell 4085 McGill Street Burnaby, B.C. V5C 1M6	100	100	Nil	Nil
Ms. Jennifer Georgina Powell 4085 McGill Street Burnaby, B.C. V6C 1M6	100	100	Nil	Nil
Mr. Victor Puchmayr Jr. P.O. Box 79 Brackendale, B.C. VON 1H0	100	100	Nil	Nil
Mr. Micheal Aniello Quatrano 4969 Laurel Street Burnaby, B.C. V5G 1M8	100	100	Nil	Nil
Ms. Susan Joanne Ramsay P.O. Box 482 Brackendale, B.C. V0N 1H0	200	200	Nil	Nil
Mr. Colin Richard Rintoul 2062 Mannering Ave Vancouver B.C. V5N 3C3	300	300	Nil	Nil
Mr. Brian Roberts 936 west 14th Ave Vancouver B.C. V5Z 1K4	100	100	Nil	Nil
Mr. James Doug Ross P.O. Box 482 Brackendale, B.C. V0N 1H0	100	100	Nil	Nil
Mr. Kelly James Roy P.O. Box 1658 Squamish, B.C. V0N 3G0	100	100	Nil	Nil

Ms. Tracy Irene Seille P.O. Box 31 Brackendale, B.C. V0N 1HO	100	100	Nil	Nil
Mr. Evan Seys 2108-1288 West Cordova Vancouver B.C. V6C 3R3	352,000	352,000	Nil	Nil
Ms. Joan Sheret 15423 Victoria Ave White Rock, B.C. V4B 1H4	352,000	352,000	Nil	Nil
Ms. Karen Eileen Shewfelt P.O. Box 532 Garibaldi Highland, B.C. V0N 1T0	100	100	Nil	Nil
Mr. David Anthony Oscar Tweet P.O. Box 3257 Garibaldi Highland, B.C. VON 1T0	400	400	Nil	Nil
Mr. Adam P Young 6130 Eastmont Dr. West Vancouver, B.C. V7W 1L3	100	100	Nil	Nil
Mr. Ed Zablotny 2507 Jones Ave North Vancouver, B.C. V7N 3V2	100	100	Nil	Nil
Ms. Sandra Jean Zuffa 14843 87 Ave Surrey, B.C. V3C 7R5	100	100	Nil	Nil

None of the selling shareholders;
(1) has had a material relationship with us other than as a shareholder at any time within the past three years, or;
(2) has been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions;
3. through the writing of options on the common stock;
4. in short sales, or;
5. in any combination of these methods of distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of February 25, 2005 are as follows:

Director:

Name of Director	Age
Robert Ferguson	50

Executive Officers:

Name of Officer	Age	Office
Robert Ferguson	50	President, Chief Financial Officer

Set forth below is a brief description of the background and business experience of executive officers and directors.

Mr. Robert Ferguson has been our president .chief financial officer, and our sole director since inception. Mr. Ferguson was appointed to that position on October 21, 2004. In 1992, Mr. Ferguson founded Freeform Communications Inc., an Investor Relations firm. From 1995 to the present, Mr. Ferguson has served as President of Freeform Communications Inc. During the last 5 years, he has acted as a director and officer of Columbia River Resources Ltd., and as the Vice President of Corporate Development of both Island Arc Exploration Ltd. and Cassidy Gold Corp Mr. Ferguson is the owner of Freeform Communications Inc.

We presently do not pay our officer and director any salary or consulting fee.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Robert Ferguson.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist firm, B.J. Price Geological Consultants Inc., provides that it will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services. The rates charged by geologists with a professional background consistent with the firm of B.J. Price Geological Consultants Inc. range from between $300 to $500 per day plus travel costs and other out-of-pocket disbursements. We paid our consulting geologist $1,979 for the preparation of the initial Geological Report. That firm advised us that the cost of its report upon the completion of our initial exploration program will be approximately the same amount.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Verbal agreements with auditors to perform audit functions at their respective normal and customary rates.

4.	A verbal agreement with Tenedos Management Corp. to provide us with office space, telephone answering and secretarial services on a month to month basis at a rate of $1,000 per month.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 25, 2005, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Robert Ferguson Director, President and Chief Financial Officer 6130 Eastmont Drive West Vancouver, B.C., V7W 1X3 Canada	5,200,000	71.05%
Common Stock	All Officers and Directors as a Group (one person)	5,200,000	71.05%

(1) The percent of class is based on 7,318,500 shares of common stock issued and outstanding as of February 25, 2005.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of February 25, 2005, there were 7,318,500 shares of our common stock issued and outstanding. Our shares are held by forty eight (48) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.  Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

B.J. Price Geological Consultants Inc., consulting geologist, has provided us with a geological evaluation report on the mineral claims. We employed that firm on a flat rate consulting fee and neither the firm nor its principals has an interest, nor does it expect any interest in the property or securities of Darwin Resources Corp.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on October 21, 2004 under the laws of the state of Nevada. On January 27, 2005 we formed a wholly subsidiary known as DEL Exploration Ltd. (DEL), a British Columbia corporation. DEL was formed to conduct our exploration business within the Province of British Columbia. On February 3, 2005, we entered into an Option Agreement between DEL and William A. Howell and acquired an option to purchase an 85% interest in the Rustyiron mineral claims, located in the Nicola Mining Division of the Province of British Columbia. Under the terms of that agreement, William A. Howell is the operator of the exploration program that is to be conducted on the claims. The Property Option Agreement sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on the Rustyiron mineral claims.

Mr. Robert Ferguson, our president, chief financial officer, and sole director has been a promoter of our company since its inception.

Ms. Maxine Cooper, joined us as corporate secretary for the period November 19, 2004 to November 29, 2004 in order to assist Mr. Ferguson in dealing with corporate organizational matters.
Description of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have acquired an option to purchase an interest in 17 mineral claim cells that we refer to as the Rustyiron mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Our option on this property is currently unexercised. In the event that we do not exercise our option, we will have no interest in the Rustyiron mineral claims and will not be entitled to receive back any monies spent to maintain the option.

There is ample evidence of prior exploration work on the claims. In 1947, a small shipment of ore from the Rustyiron mineral claims was sent to the smelter at Trail, British Columbia. Approximately 36 tons was mined from shallow underground workings. 67 oz. of silver, 11,819 pounds of lead and 484 pounds of zinc was recovered from this ore.

Exploration since discovery in 1927 has included geological mapping, poorly documented geophysical surveys, a vertical shaft of approximately 100 feet and about 40 feet horizontal drift from the bottom of the shaft, and diamond drilling. We are uncertain as to the potential existence of a commercially viable mineral deposit existing on the Rustyiron mineral claims.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of copper, lead/zinc, gold and silver. We will not be able to determine whether or not the Rustyiron mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Once we receive the results of our first exploration program, our board of directors in consultation with our consulting geologist will assess whether to proceed with further exploration. Our initial program will cost approximately $4,000 and the report of our consulting geologist should be available in June, 2005. In the event that the first portion of our Phase II exploration program is undertaken, the costs are expected to be similar to the first exploration program, and the geologist’s report should be available by September 2006. The existence of commercially exploitable mineral deposits in the Rustyiron mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Acquisition of an option to purchase an interest in the Rustyiron mineral claims and the property operating agreement.

Mr. William A. Howell staked the Rusty 1 to 4 mineral claims on August 20, 2002. In January 2005, the claims were converted to 9 “cells” after a change in staking procedures in British Columbia. The names Rusty 1 to 4 are no longer officially associated with these claims. Mr. Howell staked an adjoining 8 cells to the former Rusty claims mineral claim on January 26, 2005. The entire set of 17 mineral claims is now officially known as the Iron 1 mineral claims. Since the former Rusty claims and the newly staked 8 cells have different expiry dates, we refer the older claims as the Rusty claims, the newly staked 8 cells as the Iron claim, and the entire 17 cells as the Rustyiron mineral claims.

In order to extend the expiry dates of a mineral claim, the British Columbia government requires either (1) completion of exploration work on the mineral claims valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims.

Under the terms of the Property Operating Agreement between Mr. Howell and DEL Exploration Ltd., our wholly owned mining exploration subsidiary acquired an option to purchase an interest in the Rustyiron mineral claims.

Under that Agreement, we paid Mr. Howell an initial sum of $1,979 to acquire to option and are required to pay $2,400 due prior to December 31, 2005, plus $6,000 due prior to December 31, 2006, and $14,000 due prior to December 31, 2007. In addition we must incur $4,000 in exploration expenditures prior to December 31, 2005, $4,000 prior to December 31, 2006, $40,000 prior to December 31, 2007, and $88,000 prior to December 31, 2008.

Under the Property Option Agreement, we will earn an 85% interest in the Rustyiron mineral claims and Mr. Howell will maintain a 15% interest if we exercise our option. The position of Mr. Howell is generally referred to as the operator within the mineral exploration industry. As the Operator, Mr. Howell is responsible for maintaining the mineral claims in good standing with the B.C. Mineral Titles Branch and for conducting the exploration expenditures on the property under the auspices of our consulting geologist’s firm of B.J. Price Geological Consultants Inc.

We selected Rustyiron mineral properties based upon an independent geological report which we commissioned from B.J. Price Geological Consultants Inc. Our consultant recommended that we launch an initial exploration program on these claims which will cost us approximately $4,000. The terms of the Property Option Agreement require us to pay $4,000 in mineral exploration expenses on the Rustyiron mineral claims prior to December 31, 2005. The Rustyiron mineral claims are located at approximately 5,000 feet above sea level in a heavy snow belt area. Due to inclement weather, Mr. Howell has not commenced the fieldwork which is required to complete the first phase of our mineral exploration program. We expect that this work will be completed prior to the end of April 2005.

Mr. Howell will also be entitled to charge a fee for its services as operator equaling 15% of the first $4,000 dollars of exploration expenditures and 7.5% of exploration expenditures thereafter.

Mr. Howell is a self-employed professional geologist and exploration and mining consultant who has been involved in all aspects of the exploration and exploitation of resource properties for 32 years. He has been engaged in exploration for various clients located in North and Central America. Mr. Howell is registered as a free miner in British Columbia. He has practiced his profession since 1971. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes and has staked over 1,000 mineral claims in British Columbia and elsewhere.

Upon the completion of the initial exploration phase, we intend to request that our consulting geologist review the results of the exploration program and report back to us with his recommendations, if any, with regard to further exploration programs. We expect to receive that report in June 2005. Due to inclement weather, we have not been able to conduct the geological field work which is required to complete the first phase of the initial exploration program. We expect that this work will be completed prior to the end of April 2005. The report of our consulting geologist should be available in June, 2005.

In the event that we exercise our option, the Property Option Agreement requires that we and a sole purpose company to be formed by our operator will enter into a formalized joint venture. In the event that Mr. Howell chooses not remain the operator past the Property Option Agreement earnin period and provided that the recommendations of our consulting geologists favors further exploration, we intend to seek out a candidate with similar qualifications to those of Mr. Howell and form a new joint venture with such persons or parties.

The purpose of the joint venture will be to further explore the property containing the Rustyiron mineral claims with the eventual goal of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate not proceeding. Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable resulting in our inability to attract funding from investors to finance further exploration.

Under the terms of the joint venture agreement, both parties agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party’s name proportional to its respective interest. Also, subsequent to the initial exploration program costs that we will bear, future costs are to be met by each party in proportion to its interest.

If we exercise our option and the joint venture if formed, our initial interest in the joint venture shall be 85% and Mr. Howell’s company to be formed, which we refer to as Howellco, will be

15%. The interest of each party may be reduced and the other party’s interest increased by an amount equal to the share of the exploration costs they would be obliged to pay. If the interest of either us or Howellco is reduced to less than 5%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a Royalty equal to 2½% of the net profits. The respective interest of each party in the joint venture could be increased or decreased form time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party’ interest in the Rustyiron mineral claims to be reduced to 5% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 2½ % of the net profits of production.

The Property Operating Agreement provides that Mr. William A. Howell, as the initial operator, will have the same rights, duties, and responsibilities in the event that he was the operator under the joint venture agreement.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party’s interest. A simple majority of the management committee prevails and the management committee’s decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description and Location of the Rustyiron mineral claims

The Rustyiron mineral claims consists of 17 Cells within the Nicola Mining Division of British Columbia.

Title	Name	Owner	Map Number	Expiry	Status	Cells	Area (Hectares)
504953	Iron 1	112364	0921	2006/JAN/26	GOOD	8	166.12
504985	(Rusty 1)*	112364	0921	2005/AUG/20	GOOD	4	83.003
504986	(Rusty 2)*	112364	0921	2005/AUG/20	GOOD	2	41.504
504987	(Rusty 3)*	112364	0921	2005/AUG/20	GOOD	2	41.509
504988	(Rusty 4)*	112364	0921	2005/AUG/20	GOOD	1	20.75
					Totals	17	352.783

* Renamed in January 2005 to form a portion of the Iron 1 mineral claims

The claims cover approximately 872 acres (352.8 hectares).

The Province of British Columbia owns the land covered by the Rustyiron mineral claims. Currently, we are not aware of any native land claims that might affect the title to the mineral claims or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten these claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in these claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in these claims.

As operator, it is Mr. Howell’s responsibility to keep the Rustyiron mineral claims in good standing with the Province of British Columbia. Prior to the expiry dates listed above, Mr. Howell plans to file for an extension of the Rustyiron mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claims valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, an exploration work value of approximately $80 is required during each of the first three years after a claim is staked and an exploration work value of approximately $160 is required in subsequent years. Accordingly, exploration expenditures on the Rusty 1 to 4 mineral claims must be completed and filed with the Province in the amount of approximately $720 by August 28, 2005 or this amount must be paid to the Province of British Columbia by August 28, 2005. Similarly, with regard to the Rustyiron 1 claim, exploration expenditures in the amount of at least $640 must be completed and filed with the Province by January 26, 2006 or this amount must be paid to the province by January 26, 2006. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired an option to purchase the Rustyiron mineral claims. We have engaged B.J. Price Geological Consultants Inc. who has prepared this Geological Report and reviewed all available exploration data completed on these mineral claims.

Mr. Barry J. Price, the principal officer and director of B.J. Price Geological Consultants Inc., is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1965 and subsequently obtained a Master of Science degree in Economic Geology from the University of British Columbia in 1972. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously since 1972.

The property that is the subject of the Rustyiron mineral claims is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims.

To date, we completed the research of public exploration documents as set forth in the first phase of the initial exploration program. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. Exploration is currently in the preliminary stages. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

Iron Mineral Claims Geological Report, Dated February 2, 2005.

A primary purpose of the geological report is to review information, if any, from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of commercial production project on the mineral claims. The summary report lists results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration History of the Rustyiron Mineral Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from our geological consultant; B.J. Price Geological Consultants Inc. The following summary of the exploration history of the mineral claims is based on our consultant’s description.

The Rustyiron mineral claims are located in an area where commercial production activity goes back to the 1890s. Many copper, gold, silver and lead/zinc prospects on or near the Rustyiron mineral claims have been explored variously by prospecting, trenching and diamond drilling methods. Short underground workings remain from work performed in the 1920s to 1940s.

Mineral claims formerly covered all of the Rustyiron mineral claims area, but have lapsed in recent years. Companies that have worked on the property in the past are:

Date	Name of Operator	Results
1927	Emmett Todd
Discovered lead showings with silver values. Named the Lucky Todd Mine. One shaft extended to 70 feet, later extended to 100 ft with a 40 ft horizontal drift from the bottom of the shaft. The mineralized bed is cut off at the bottom of the shaft by a horizontal (flay) fault. Production and recovery rates are not available.

1929	Comstock B.C. Ltd.	Mine renamed the Comstock. Comstock held 1,000 acres of claims including the Rustyiron mineral claims. No work was performed,
1947	George Hunter & partners	Shaft rehabilitated. A small shipment of 36 tons of ore was sent to the smelter at Trail, B.C., Canada. 67 oz. of silver was recovered as well as 11,817 lbs. of lead and 484 lbs. of zinc.
1951	Granby Mining Co.	Dewatered the shaft and sampled

1958	New Jersey Zinc Inc.	Reported to have diamond drilled north of the shaft. No records
1968-1974	Acaplomo Mining and Development Co. Ltd.	Diamond drilled 568 feet. Location unknown and unrecorded.
1977	Quintana Minerals Ltd.	Surface Geology
1979-1981	Chevron Canada Ltd.	Surface Geology
1984	Kidd Creek Mines Ltd.	Induced Polarization survey
1986	International Maple Leaf Resources Corp.	Surface Geology
1987	Golden Dynasty Resources Ltd.	Diamond drilled 4 holes which crossed weak copper - gold values

Golden Dynasty Resources Ltd. drilled 4 holes totaling 1,495 feet. Core analyses gave the following intercepts:

Hole	Interval	Length	Copper	Gold
89-1	340-390 feet	50 feet	585 Ppm
	350-360 feet	10 feet		117 Ppb
89-4	130-195 feet	65 feet	1031 Ppm (0.10% copper)
	190-195 feet	5 feet	4700 Ppm (0.47% copper)
Note 1,000 ppb = 1ppm = 1 gram/tonne
34.285 grams/tonne = 1oz./ton

Summary

Many companies had small work programs. Much of this data has not been recovered. The geology is fairly well known. The property lays in a favorable belt of volcanic rocks which are host to copper deposits in the area. The increase in prices for copper has made old copper properties attractive again.

1.
Lead/zinc -silver-gold in volcanogenic massive sulphide (VMS) environment with bedded iron rich silica characteristics of this type of deposit (these deposits are bright red in colour, hence the name “Iron Mountain” on which the Iron mineral claims are located).

2.	Quartz veins with copper and gold values. Some areas have up to 16% iron oxide. Two samples reported by Crocker in 1087 reported 0.295 and 0.286 oz. per ton of gold.
3.
Soil sampling gave positive anomalies for gold, silver, copper, zinc and barite. The Copper/Barium map shows a positive anomaly extending over several hundred feet. This is coincident with a strong Lead-Zinc anomaly and scattered Gold/Silver values.

It is estimated that at least $200,000 - $300,000 has been expended in exploration over the years by several groups. One strong magnetic anomaly distant from the shaft has not been explored. There is a possibility of copper mineralization at depth. Most work conducted to date has been shallow.

Exploration Potential

Our consulting geologist concluded that the Rustyiron mineral claims exhibit an environment favorable to the discovery of economic deposits of copper, zinc, gold and silver mineralization where broad zones of intense alteration and metallic mineralization has been explored by trenching, small underground workings and diamond drilling.

Our geological consultant further concludes that the identified mineral zones have characteristics of some of the world’s important commercial production districts and warrant further investigations.

Recommendations

Our geological consultant recommends an exploration program on the Rustyiron mineral claims to test for the presence of large body type mineral deposits. The initial stage of this program will be to conduct a research of public records to assist in determining the outcomes of exploration programs conducted by others in past years. Our consultant further recommended a program of prospecting, mapping, and sampling. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, provided we receive successful results from these surveys.

Exploration Budget

Our geological consultants have recommended additional exploration on the Rustyiron mineral claims. A description for the suggested work and budgets are set out below.

PHASE I	Exploration Expenditure
Prospecting, GPS Mapping, data compilation	$3,200
Claim Staking (if warranted)	$800
TOTAL	$4,000

PHASE II (2006 or 2007)
Backhoe trenching*	$16,000
Induced Polarization survey*	$32,000
TOTAL PHASE II	$48,000

PHASE III
Diamond Drilling*, 1,500 to 3,000 feet; 5 to 10 holes	$80,000

TOTAL ALL PHASES	$132,000

* all inclusive of mobilization and demobilization, labor, living expenses, mineral sampling, and assaying.

We intend to proceed with the initial exploratory work as recommended. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. Upon completion and our review of the results of this phase, we will assess whether the results are sufficiently positive to warrant additional phases of an exploration program. We will make this decision to proceed with further programs based upon our consulting geologists firm’s review of the results and recommendations. If Phase II of the exploration program is warranted, we expect to expend approximately $4,000 in 2,006, and the balance of $44,000 in 2007. In order to complete Phase II and any additional phases, we will need to raise additional capital in order to complete this work. Prior to attempting to raise more capital we will asses the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. The assessment will be conducted with the assistance of our geological consulting firm. The cost is expected to be approximately $2,000.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

If we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Darwin and DEL is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

The B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Ferguson. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have formed a wholly owned subsidiary DEL Exploration Ltd., a British Columbia corporation which we refer to as DEL. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Rustyiron mineral claims and in the exploration program to DEL.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our business plan is to proceed with the exploration of the Rustyiron mineral claims to determine whether there are commercially exploitable reserves of copper, lead/zinc, gold or other metals. We have embarked upon the initial phase of the exploration program recommended by our firm of consulting geologists. The initial phase of the recommended geological exploration program will cost approximately $4,000. We have formed a wholly owned subsidiary DEL Exploration Ltd., a British Columbia corporation, which we refer to as DEL. It was formed for the purpose of conducting our mineral exploration program on our behalf. We had $97,342 in working capital as of January 31, 2005. Accordingly, we are able to proceed through our Phase I mineral exploration program and the initial portion of our Phase II exploration program without additional financing. The program will be overseen in the field by Mr. Barry Price of our geological consulting firm of B.J Price Geological Consultants Inc., our firm of consulting geologist.

Upon the payment of $1,979, we acquired an option to purchase an interest in the Rustyiron mineral claims and intend to proceed with the initial exploration program as recommended by our consulting geologist.

We have sufficient cash reserves to proceed with our Phase I mineral exploration program. The anticipated cost of the initial phase of the exploration program is $4,000. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. We expect that this work will be completed prior to the end of April, 2005. The report of our consulting geologist is expected to be available by June, 2005. To date, due to inclement weather, we have not advanced funds to our operator in respect of his services in conducting our mineral exploration program on the Rustyiron mineral claims. Once we receive results of our initial exploration program, our board of directors, in consultation with our firm of consulting geologists, B.J. Price Geological Consultants Inc., will assess whether to proceed with the initiation of our Phase II mineral exploration program. In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with a further exploration on the Rustyiron mineral claims, we intend to seek out and acquire interests in North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties because we have only recently commenced our initial exploration program and have not received any results.

In the event our Phase II mineral exploration program be undertaken, it would likely commence in April, 2006 and we would expect our consulting geologists’ report by the end of September, 2006. The second phase will involve a continuation of the initial phase work and will be focused on Backhoe trenching, sampling, analysis and assaying of specific targets that have been identified. The initial cost of the first portion of this Phase II exploration program would likely be similar to the initial program. As a result, the second phase of the exploration program could be undertaken without the need for us to raise additional funding.

In the event our board of directors, in consultation with our firm of consulting geologists, choose to complete the Phase II mineral exploration program in 2007, we will require additional financing. The objective of the Phase II work is to identify areas that have a strong likelihood of hosting mineral deposits that can be explored using diamond drilling methods.

A Phase III exploration program, if undertaken, would likely commence in the summer of 2008. This program would entail Diamond Drilling of between 1,500 to 3,000 feet in 5 to 10 holes.

In the event we incur mineral exploration expenses beyond the initial portion of the Phase II mineral exploration program, we will need to raise the entire amount of the exploration program along with additional funds to meet ongoing working capital needs.

Upon the completion of the first three exploration phases, or any additional programs, which are successful in identifying mineral deposits, we will have to spend substantial funds on further drilling and engineering studies before we know that we have a mineral reserve. A mineral reserve is a commercially viable mineral deposit.

During this exploration stage Mr.Ferguson, our President, will only be devoting approximately five to ten hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Ferguson such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1.     $4,000 in connection with the completion of the initial phase of our recommended geological work program.

2.     $2,000 in connection with our geological consultant’s report on our first phase of mineral exploration

3.     $3,000 in connection with the Option Agreement and monies due to Mr. William A. Howell prior to December 31, 2005

4.     $37,000 for operating expenses. Of this amount we plan to spend approximately $25,000 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934 and approximately $12,000 relating to working capital. We have allocated this $12,000 of working capital to office services to be provided by Tenedos Management Corp.

We had working capital in the amount of $97,342 as of January 31, 2005. Our total expenditures over the next twelve months are anticipated to be approximately $46,000. If we proceed with the first portion of our Phase II exploration program in 2006, we will have sufficient working capital to see us through our second year of operations. In the event we determined to complete Phase II of our exploration program or to conduct our Phase III exploration program, we will need to raise a major amount of the exploration program along with additional funds to meet ongoing working capital needs. We have not taken any specific steps nor have any specific plans to raise additional capital at the present time.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. Accordingly, after the next twelve months, we will need to obtain additional financing for any new significant operational or exploratory expenses.

Off Balance Sheet Arrangements

As of January 31, 2005, there were no off balance sheet arrangements.

Results of Operations for Period Ending January 31, 2005

We did not earn any revenues from inception through the period ending January 31, 2005. We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of the Rustyiron mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Rustyiron mineral properties, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,083 from our inception on October 21, 2004 until our first year ended on January 31, 2005. These operating expenses included professional fees in connection with our corporate organization, in the amount of $6,976, and office and administration expenses in the amount of $1,373. The professional fees incurred for the three month period ended January 31, 2005 primarily consisted of legal fees. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the additional phases of our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

We had cash of $105,717 and working capital of $97,342 as of January 31, 2005, our first fiscal yearend.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

We acquired through our subsidiary company, DEL, an option to purchase an interest in the Rustyiron mineral claims. We do not own or lease any property.

The Rustyiron mineral claims are located on the east flank of Iron Mountain in the Nicola Mining Division in south-central British Columbia, at an elevation of approximately 5,000 feet. The town of Merritt is approximately 6 miles north of the mineral claims and Kamloops B.C lies another 50 miles to the north.

Access to the Rustyiron mineral claims is via the Coquahalla Highway to the Comstock Mine exit, located about 8 miles south of the town of Merritt, and thereafter 4.5 miles north by gravel road to our Lucky Todd (Comstock) mine workings. Before snowfall, the claims are best accessed by four wheel drive equipped vehicles. The access road is not plowed during the winter months, hence at these times the claims are best accessed by snow track equipped vehicles.

Electrical power transmission lines are within about 2 miles north of the property.

RUSTY IRON MINERAL CLAIMS

Location map

Shulus
NICOLA MAMEET 1
Merritt
Sugarloaf
Mountain
409243
409244
921.017
Comstock exit
Coquahalla Highway
Iron
Mountain
504518
503485
385661
501380
501425
502555
COLDWATER 1
Rustyiron
Mineral Claims
Map Center: 120° 44' 59" W, 50° 4' 54" N

Corporate Offices

We currently rent office space from Tenedos Management Ltd., and they provide us with telephone answering, secretarial and mail services for $1,300 per month. The arrangement is from month to month with no formal written agreement.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty eight (48) holders of record of our common stock.

Rule 144 Shares

A total of 5,200,000 shares of our common stock will be available for resale to the public after November 19, 2006, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 73,060 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after November 18, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for our first fiscal year ended January 31, 2005.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Robert Ferguson	President & Chief Financial Officer, Director	FYE January 31 2005	$0	$0	$0	0	0	0	0
Maxine Cooper*	Former Secretary	FYE January 31 2005	$0	$0	$0	0	0	0	0
* Maxine Cooper served as our secretary from November 19, 2004 until November 29, 2004, and joined us for purposes of assisted Mr. Ferguson in dealing with corporate organizational matters.

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our first fiscal year which ended January 31, 2005. We have also not granted any stock options since January 31, 2005.

46

Financial Statements

Index to Financial Statements:

1.                             Audited consolidated financial statements for the period ended January 31, 2005 including:

F-1  Report of Independent Registered Public Accounting Firm;

F-2  Balance Sheet;

F-3  Statement of Operations;

F-4  Statement of Cash Flows;

F-5  Statement of Stockholders' Equity; and

F-6-9  Notes to Financial Statements.

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2005
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Darwin Resources Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Darwin Resources Corp. (an exploration stage company) as at January 31, 2005, and the related statements of operations, cash flows, and stockholders’ equity for the period from October 1, 2004 (date of inception) to January 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 31, 2005, and the results of its operations and its cash flows for the period from October 21, 2004 (date of inception) to January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $9,083 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                                                                                                                                                           “Morgan & Company”

February 18, 2005                                                                                                                                                                                                                             Chartered Accountants

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

JANUARY 31, 2005
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$105,717

LIABILITIES

Current
Accounts payable and accrued liabilities	$6,706
Advances due to Director (Note 3)	1,669
8,375

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
90,000,000 common shares with a par value of $0.001 per share
10,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
7,318,500 common shares	7,319

Additional paid-in capital	99,106

Deficit Accumulated During The Exploration Stage	(9,083)
97,342

$105,717

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, OCTOBER 21, 2004, TO JANUARY 31, 2005
(Stated in U.S. Dollars)

Revenue	$-

Expenses
Office and filing fees	1,373
Foreign exchange gain	734
Professional fees	6,976

Net Loss For The Period	$9,083

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	5,096,842

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, OCTOBER 21, 2004, TO JANUARY 31, 2005
(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(9,083)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Increase in accounts payable and accrued liabilities	6,706
Increase in advances due to Director	1,669
(708)

Cash Flows From Financing Activity
Issue of common stock	106,425

Increase In Cash	105,717

Cash, Beginning Of Period	-

Cash, End Of Period	$105,717

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

PERIOD FROM INCEPTION, OCTOBER 21, 2004, TO JANUARY 31, 2005
(Stated in U.S. Dollars)

	COMMON STOCK			DEFICIT
	NUMBER			ACCUMULATED
	ON		ADDITIONAL	DURING THE
	COMMON	PAR	PAID-IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE	TOTAL

November 18, 2004 - Shares issued for cash at $0.01	5,200,000	$5,200	$$ 46,800	$-	$52,000
November 29, 2004 - Shares issued for cash at $0.025	2,112,000	2,112	50,688	-	52,800
January 29, 2005 - Shares issued for cash at $0.25	6,500	7	1,618	-	1,625

Net loss for the period	-	-	-	(9,083)	(9,083)

Balance, January 21, 2005	7,318,500	$7,319 9	$$ 99,106	$(9,083)	$97,342

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2005
(Stated in U.S. Dollars)

1. OPERATIONS

       a)    Organization

Darwin Resources Corp. was incorporated under the laws of the State of Nevada, U.S.A., on October 21, 2004. The Company’s principal executive offices are in Vancouver, British Columbia.

b)   Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations.

c)   Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $9,083 for the period from October 21, 2004 (inception) to January 31, 2005, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, DEL Exploration Ltd. (a British Columbia corporation). All significant inter-company balances and transactions have been eliminated on consolidation.

b) Exploration Stage Company

The Company is an exploration stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c)	Mineral Property Option Payments and Exploration Costs

The Company will expense all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

d)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - “Accounting For Income Taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

e)	Cash and Cash Equivalents

For purposes of the consolidated balance sheet and consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At January 31, 2005, the Company had no cash equivalents.

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2005
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)     Concentration of Credit Risk

Financial Instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company’s cash is held at a Canadian chartered bank, which has deposit insurance of $45,300 (CDN$60,000), thus limiting the amount of credit exposure.

g)     Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, and advances due to director.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

h)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2005, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

g)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

i)	Use of Estimates

The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. Actual results may differ from the estimates.

DARWIN RESOURCES CORP.
(An Exploration Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2005
(Stated in U.S. Dollars)

3.    ADVANCES DUE TO DIRECTOR

Advances due to a director are repayable on demand, interest free and unsecured.

4.	COMMON STOCK

On November 18, 2004, pursuant to a private placement the Company sold 5,200,000 shares of its common stock at $0.01 per share for cash.

On November 29, 2004, pursuant to a private placement the Company sold 2,212,000 shares of its common stock at $0.025 per share for cash.

On January 29, 2005, pursuant to an offering memorandum dated November 30, 2004 the Company sold 65 units at $25.00 per unit for cash. Each unit comprised 100 shares of common stock.

5.   COMMITMENTS AND SUBSEQUENT EVENTS

On January 27, 2005, the Company formed a wholly-owned subsidiary, known as DEL Exploration Ltd. (“DEL”), a company incorporated in British Columbia, Canada.

On February 3, 2005, DEL entered into property option agreement with William A. Howell (“Howell”) whereby Howell granted an option to DEL to acquire up to an 85% interest in the property, and Howell was appointed as operator of the property. The property subject to the option agreement consists of five mineral claims located in the Nicola Mining Division of British Columbia.

The option may be exercised at any time subject to DEL by paying Howell $1,979 (CDN$2,500) on execution of the agreement; $2,420 (CDN$3,000) on or before December 31, 2005; $6,050 (CDN$7,000) on or before December 31, 2006 and $14,120 (CDN$17,500) on or before December 31, 2007. In order to exercise the option DEL must also incur aggregate Exploration Expenditures of not less than $4,035 (CDN$5,000) on or before December 31, 2005, $8,070 (CDN$10,000) on or before December 31, 2006, $48,420 (CDN$60,000) on or before December 31, 2007 and $129,120 (CDN$160,000) on or before December 31, 2008.

Upon completion date, or earlier if agreed, DEL Exploration Ltd. and Howell will enter into the Joint Venture Agreement. Under the Joint Venture Agreement, DEL will have 85% of the rights of the property and Howell will have 15% of the rights to the property.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                                               $                           67
Federal Taxes                                                                                                                    $                          Nil
State Taxes and Fees                                                                                                       $                          Nil
Transfer Agent Fees                                                                                                        $                      1,000
Accounting fees and expenses                                                                                      $                      5,000
Legal fees and expenses                                                                                                  $                    20,000
                                                                                                                                             ______________
Total                                                                                                                                    $                   26,067
                                                                                                                                             ==============

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We closed an issue to 5,200,000 shares of common stock on November 18, 2004 to Mr. Robert Ferguson, our president, chief financial officer and sole director. Mr. Ferguson acquired these shares at a price of $0.01 per share. We received $52,000 from this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

We completed an offering of 2,112,000 shares of our common stock at a price of $0.025 per share to a total of six purchasers on November 29, 2004. The total amount we received from this offering was $52,800. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 6,500 shares of our common stock at a price of $0.25 per share to a total of forty three purchasers on January 29, 2005. The total amount we received from this offering was $1,625. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)	Rule: All offers and sales must be made in offshore transactions.
Compliance: All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.

(2)	Rule: No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
Compliance: No directed selling efforts were made in the United States.

(3)           Rule: The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S.
               Compliance: We have complied with the conditions of Category 3 of 903(b):

(a)	Rule: Offering restrictions must be implemented.
Compliance: We implemented offering restrictions in the Subscription Agreements with investors;

(b)	Rule: All offers or sales made prior to the expiration of a one-year distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person.

Compliance: The purchasers in this offering are non-U.S. residents. These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

(c)	Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions:

i.
Rule: The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.

Compliance: The purchasers in this offering so agreed in their Subscription Agreement.

ii.
Rule: The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Compliance: The purchasers in the offering so agreed in the Subscription Agreement.

iii.
Rule: The issuer's securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

Compliance: A restricted legend, as described below, has been affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus.

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

iv.
Rule: The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Compliance: Darwin Resources Corp. and each subscriber both agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

(d)
Rule: Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

Compliance: Not applicable to facts of offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.3	By-Laws
4.1	Sample Share Certificate
5.1	Opinion of Cane Clark LLP, with consent to use
10.1	Property Operating Agreement between DEL Exploration Ltd. and Mr. William A. Howell
21.1	Subsidiaries of Small Business Issuer
23.1	Consent of Morgan & Company, Chartered Accountants
23.2	Consent of B.J. Price Geological Consultants Inc.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on February 25, 2005.

DARWIN RESOURCES CORP.

        By:
/s/Robert Ferguson_________
Robert Ferguson
President, Chief Financial
Officer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:
                                                                                                                                /s/Robert Ferugson___________
Robert Ferguson
President, Chief Financial
Officer, and Director
February 25, 2005